UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

WESTERN REFINING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)

123 West Mills Avenue, Suite 200 El Paso, Texas 79901 (Address of principal executive offices and zip code)
(915) 534-1400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2014, Western Refining, Inc. (the "Company") appointed Robert J. Hassler to its Board of Directors (the "Board") and to the Board's Nominating and Corporate Governance committee. His appointment is effective as of November 10, 2014. There are no arrangements or understandings between Mr. Hassler and any other person pursuant to which he was selected as a director of the Company.

Mr. Hassler will receive compensation commensurate with the Company's other non-employee directors. Currently, under such compensation program, Mr. Hassler will receive an annual retainer of $75,000 and grants of restricted share units under the Company's 2010 Incentive Plan in an amount equal to $150,000 upon joining the Board and following each annual meeting, which grants will be based on the closing market price on the date of the grant and generally vest on or about one year from the date of grant.

Mr. Hassler has also entered into a standard form of indemnification agreement with the Company. The indemnification agreement will require the Company to indemnify Mr. Hassler to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference into this Item 5.02.

Mr. Hassler does not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, nor has Mr. Hassler had a direct or indirect material interest in any such transaction since the beginning of the Company's last fiscal year.

In addition, Ralph A. Schmidt, a member of the Board, notified the Company of his decision to retire from the Board and its committees effective as of November 10, 2014.

On November 12, 2014, the Company issued a press release announcing Mr. Hassler's appointment and Mr. Schmidt's retirement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Other Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1†
Form of Indemnification Agreement, by and between the Company and each director and officer of the Company party thereto (incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K (File No. 001-32721), filed with the SEC on January 25, 2006).

99.1	Press Release dated November 12, 2014

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By: /s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: November 13, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1†
Form of Indemnification Agreement, by and between the Company and each director and officer of the Company party thereto (incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K (File No. 001-32721), filed with the SEC on January 25, 2006).

99.1	Press Release dated November 12, 2014

†	Management contract or compensatory plan or arrangement.